Exhibit 10.3

ALPHA NATURAL RESOURCES, INC. AND SUBSIDIARIES
DEFERRED COMPENSATION PLAN

DISTRIBUTION ELECTION FORM
RETIREMENT AND SRP ACCOUNT BALANCES

Your Retirement and SRP Account Balances under the Alpha Natural Resources, Inc. and Subsidiaries Deferred Compensation Plan (the "Plan") shall become distributable upon your Separation from Service and shall be paid (or begin to be paid) on the six (6) month anniversary of your Separation from Service.

If your Separation from Service occurs before you attain age fifty-five (55), your Retirement and SRP Account Balances under the Plan shall be distributed in the form of a single lump sum payment on the six (6) month anniversary of your Separation from Service.

If your Separation from Service occurs on or after you attain age fifty-five (55), your Retirement Account Balance under the Plan shall be paid to you in the form you irrevocably designate below:

___	Single lump sum payment; or

___	Substantially equal annual installments over a period of up to ten (10) years, as irrevocably designated below:

____	Number of annual installments (up to ten (10) years)

If your Separation from Service occurs on or after you attain age fifty -five (55), your SRP Account Balance under the Plan shall be paid to you in the form you irrevocably designate below:

___	Single lump sum payment; or

___	Substantially equal annual installments over a period of up to fifteen (15) years, as irrevocably designated below:.

____	Number of annual installments (up to fifteen (15) years)

Please note that if you do not elect a form of distribution with respect to your Separation from Service on or after attaining age fifty-five (55) when you are first eligible to participate in the Plan, you shall be deemed to have elected to receive your Retirement Account and SRP Account Balances in all events in the form of a single lump sum payment on the six (6) month anniversary of your Separation from Service.

In addition, any amounts in your In-Service Account(s) under the Plan shall be distributed in accordance with your time and form of distribution election made at the time any amounts are first allocated by you to an In-Service Account under the Plan.  Moreover, any amounts in your Legacy FC Account or Legacy RCP Account shall be distributed in accordance with your prior distribution elections under the Foundation Coal Deferred Compensation Plan or Riverton Coal Executive Deferred Compensation Plan, as applicable.

If you die before your Retirement and SRP Accounts have begun to be distributed, your Retirement and SRP Accounts shall be distributed to your designated beneficiary in the form of a single lump sum payment within sixty (60) days following your death.  If you die after your Retirement and SRP Accounts have begun to be distributed, any remaining amounts in your Retirement and SRP Accounts shall be distributed to your designated beneficiary at the same time and in the same manner as if you had survived.

This election shall be subject to the Plan and any amendments thereto.  All of the terms and conditions of the Plan are incorporated herein.

WITNESS my signature this ____ day of ________, 20__.

Participant
Receipt acknowledged:

Management Administrator of the
Alpha Natural Resources, Inc. and Subsidiaries
Deferred Compensation Plan

Dated